AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORESTRY INTERNATIONAL, INC.
----------------------------------------------------------------
------------------
              Exact name of registrant as specified in its charter)

Colorado 84-1116284
----------------------------------------------------------------
------------------
(State or other jurisdiction of incorporation or organization
                                                 IRS employer
identification no.)

    1205, Ampere Street, Suite 206, Boucherville, Quebec,
Canada, J4B 7M6

----------------------------------------------------------------
-----------------
(Address of Principal Executive Offices, including ZIP Code)

1998 Employee Incentive Plan
----------------------------------------------------------------
-----------------
(Full title of the plan)

Patrick J. Tobin, 4251 Kipling, Suite 560, Wheat Ridge,
Colorado 80033
----------------------------------------------------------------
-----------------
(Name and address of agent for service)

(303) 432-2717
----------------------------------------------------------------
-----------------
(Telephone number, including area code, of agent for service)




                                           CALCULATION OF
REGISTRATION FEE
==============================================================
==============================================================
==============================================================
==============================================================



[S]               [C]               [C]             [C]
     [C]
Title of          Amount to     Proposed      Proposed
Amount of
Securities      be                   Maximum    Maximum
Registration
to be              Registered     Offering       Offering
 Fee
Registered                           Price per       Price
                                            Shares


$.0001 par     500,000        $.10 per         $50,000.00
None
value              shares            share
Common

TOTALS       500,000                               $50,000.00
None
                       shares

==============================================================
==============================================================
Total No. of Pages: 19; Exhibit Index on Page No.: 10.



EXPLANATORY NOTE

    This Amendment No. 1 is to amend the Registration Statement on Form S-8 that was filed with the Commission on April 4, 1999. At the time of the effective date for that Registration Statement the Company was not current in its filings of all reports required to be filed under the Exchange Act. As a result the Company took the position that the Registration Statement was not effective and no offering of the securities to be registered was commenced at that time. The Company has filed its Annual Report on
Form 10-KSB for the year ended December 31, 1998 and Forms 10-QSB for the periods ended March 31, 1999 and June 30, 1999. This Amendment incorporates by reference all filings since the date of the original filing of the Form S-8.


PROSPECTUS

FORESTRY INTERNATIONAL, INC.
1205, Ampere Street, Suite 206,Boucherville, Quebec, Canada,
J4B 7M6
(514) 495-7747
(500,000 SHARES OF COMMON STOCK)

This Prospectus  relates to the offer and sale by FORESTRY
INTERNATIONAL,
INC., a Colorado corporation (the "Company"), of up to 500,000 shares of its common stock (the "Common Stock") to an employee of the Company ( the
"Employee"), pursuant to stock options contained in an Employment Agreement by and between the Company and its Chief Executive Officer effective January 1,
1998 ("Options"). The Company is registering hereunder upon fulfillment of the Employees agreed upon services, and at his election, 500,000 shares of Common Stock previously issued to the Employee pursuant to exercise of the stock options.

Options may be or become subject to restrictions on transfer, and until any imposed restrictions lapse, are subject to forfeiture by the holder upon the occurrence of certain events. Options and Common Stock which are subject to forfeiture will be held in escrow by the Company until such time as the imposed restrictions lapse. (See "General Information Restrictions on Resales.")

Sales of Options and the underlying Common Stock by "affiliates," as defined in "Rule 144" under the Securities Act of 1933, as amended (the "Securities
Act"), may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act, or an exemption therefrom, such as that provided by Rule 144. The sale of shares by participants who are not affiliates may be effected without compliance these requirements. Affiliates may also be subject to Section 16 (b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If so, such participants must comply with the provisions of this section as well.(See "General Information-Restrictions on
Resales.")

This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act, and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act.
The statements  in this  Prospectus  as to the  contents of any contracts  or other
documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by reference thereto.

A copy of any document or part thereof incorporated by reference in this
Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to:
Director of Investor's
Relations, Forestry International, Inc., 1205, Ampere Street,
Suite 206,
Boucherville, Quebec, Canada, J4B 7M6.

The Company is subject to the reporting  requirements of the
Exchange Act and
in accordance  therewith files reports and other  information with the
Commission. These reports, as well as the proxy statements,
information
statements and other information  filed by the Company  under the Exchange
Act may be inspected and copied at the public reference
facilities  maintained
by the Commission at 450 Fifth  Street,  N.W.,  Washington,
D.C. 20549.
Copies may be  obtained at the prescribed  rates.  In
addition,  the Common
Stock is quoted on the  "bulletin board"  maintained  by the
National
Association  of Securities  Dealers,  Inc. ("NASD");   thus,
copies  of  these
reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K St., N.W., Washington,
D.C. 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has not been a change in the affairs of the Company since the date hereof.


Table of Contents

                                  Page
General Information
     The
Company.........................................................
 ...6

Purposes........................................................
 .......6
     Common
Stock...........................................................
6
     The
Employee........................................................
6
     No Restrictions on
Transfer............................................6
     Tax Treatment to the
Employee.......................................6
     Tax Treatment to the
Company...........................................7
     Restrictions on
Resales................................................7
Documents Incorporated by Reference and Additional
Information..............8
Interests of Named Experts and
Counsel......................................8
Indemnification.................................................
 ............8

Information not Required in
Prospectus......................................9

     Item 3.      Incorporation of Documents by
Reference...................9
     Item 4.      Description of
Securities.................................9
     Item 5.      Interests of Named Experts and
Counsel....................9
     Item 6.      Indemnification of Directors and
Officers.................9
     Item 7.      Exemption from Registration
Claimed.......................10
     Item 8.
Exhibits..................................................10
     Item 9.
Undertakings..............................................11



General Information

The Company: The Company has its principal executive offices at 1205,
Ampere Street,  Suite 206, Boucherville, Quebec, Canada, J4B
7M6 (514)
495-7747.

Purposes: The Common Stock will be issued by the Company pursuant to stock options contained in an Employment Agreement entered into between the
Employee and the Company and approved by the Board of Directors of the
Company (the "Board of Directors"). The agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the Employee in the Company's future prosperity; thereby advancing the interests of the Company and all of its shareholders, without diminishing the Company's limited cash resources. Copies of the agreement has been filed as an exhibit to the Registration Statement.

Common Stock: The board has authorized the issuance and delivery of up to
500,000 shares of Common Stock to the Employee in the event the Employee performs his agreed upon services in full and elects to exercise his options to take the shares valued as provided in the Agreement in exchange for the fair value of the services rendered.

The Employee: The Employee has provided his services, expertise and advice to the Company on a non-exclusive but full time basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer: The Employee will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Employee: The Common Stock is not issued pursuant to a qualified under plan Section 401(a) of the Internal Revenue Code. The
Employee, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable or (b) the shares cease to be subject to a substantial risk of forfeiture.
 Accordingly, the
Employee will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt. The Employee is urged to consult his tax advisor on this matter. Further, if any recipient of shares or options is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

A recipient of securities hereunder, however, may elect to include in his income for the taxable year in which securities are received the fair market value thereof on the date received. If this election is made, the subsequent lapsing of the substantial risk of forfeiture and such other restrictions, if any, will not result in any income to the recipient.Tax Treatment to the Company:
The amount of
income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales: In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. This would mean that the affiliate could not sell any shares acquired hereunder for a period of at least six (6) months thereafter.
Further, in the event that any affiliate acquiring shares hereunder has sold any shares of Common Stock in the previous six months preceding the receipt of shares hereunder, any so called "profit," as computed under
Section 16(b) of the
Exchange Act, would be required to be disgorged from the recipient by the
Company. Shares of Common Stock acquired hereunder by other than affiliates are not subject to Section 16(b) of the Exchange Act.


Documents Incorporated by Reference and Additional Information

The Company hereby incorporates by reference (i) its annual report on Form
10-KSB for the year ended December 31, 1998, filed pursuant to the Exchange
Act, (ii) any and all Forms 10-QSB filed under the Exchange Act subsequent to any filed Form 10-KSB, as well as all other reports filed under the
Exchange Act, and the Company's Form 8-A or Form 10 filing, as the case may be, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule
14a-3 of the Exchange Act.

In addition, all further documents filed by the Company pursuant to Sections 13,
14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing.

A copy of any document or part thereof incorporated by reference in the
Registration Statement but not delivered with this Prospectus will be furnished without charge upon written or oral request. Requests should be addressed to:
Director of Investor Relations, Forestry International, Inc.,
1205, Ampere Street,
Suite 206, Boucherville, Quebec, Canada, J4B 7M6.

Interests of Named Experts and Counsel

None

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the
Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable.


Part I
Information Not Required in Prospectus

Item 3.     Incorporation of Documents by Reference.

Registrant hereby states that (i) all documents set forth in (a) through (c) below are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c),
14 and 15(d) of the  Securities  Exchange  Act of
1934,  as  amended,  prior to
the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
(a) Registrant's latest annual report, whether or not filed pursuant to
Sections 13(a) or 15(d) of the Exchange Act; (b)
All other reports filed
pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant documents referred to in (a), above; (c) The latest prospectus filed pursuant to Rule 424(b) under the
Securities Act or the effective Form 10 registering registrant's equity under the Exchange Act; and (d) The description of the securities offered hereby as set forth in the Form 10 filed by registrant under the Exchange Act, as well as any and all amendments thereto.

Item 4.     Description of Securities.

Not Applicable to this registrant.

Item 5.     Interests of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

The only article,  statute,  charter provision,
bylaw,  contract, or other
arrangement  under  which  any  controlling
person,   director  or  officer  of
registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is the Colorado Business
Corporation Act, as enacted and in effect upon adoption of the registrant's articles of incorporation and bylaws, both of which mirror this statute. The provisions ofthis code generally provide that registrant may, but is not obligated to, indemnify against liability an individual made a party to a lawsuit because they were previously or are currently a director or officer of registrant, if such person acted in good faith and reasonably  believed  their
actions were in the best interests of registrant.
Registrant may not indemnify
such persons if they are found liable to registrant in a shareholders' derivative suit or are found liable for receiving an improper personal benefit. Registrant is required to indemnify such persons if they are ultimately successful in the suit. Pending a final determination, registrant may advance funds to these persons, but only if provision is made for return of the funds advanced in the event such persons are subsequently found to not be entitled to indemnification as set forth above.
The general  effect of this
statute is to make indemnification available to the officers and directors of registrant regarding actions taken in their official capacity, unless they are found liable to registrant for their actions, they received an improper benefit therefrom, or they did not act in good faith while reasonably believing their actions were in the best interests of registrant.Indemnification under this section would include actions of the officers and directors of registrant taken in connection with this offering.


Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference: Exhibit No./Title

1.  Not Required.
2.  Not Required.
3.  Not Required.
4.  Not Applicable.
5. Opinion of Patrick J. Tobin regarding the legality of the securities registered.
6.  Not Required.
7.  Not Required.
8.  Not Required.
9.  Not Required.
10. Employment Agreement with Louis Turp
11.  Not Required.
12.  Not Required.
13.  Not Required.
14.  Not Required.
15.  Not Applicable.
16.  Not Required.
17.  Not Required.
18.  Not Required.
19.  Not Required.
20.  Not Required.
21.  Not Required.
22.  Not Required.
23. Consent of Patrick J. Tobin, special counsel to Registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
24.  Not Required.
25.  Not Applicable.
26.  Not Applicable.
27.  Not Applicable.
28.  Not Required.
99.  Not Required.

Item 9.  Undertakings.

Insofar as indemnification  for liabilities arising
under the Securities Act may
be  permitted  to  directors,  officers and
controlling  persons of  registrant
pursuant to the foregoing provisions, or otherwise,
 registrant has been
advised that  in  the  opinion  of  the
Securities   and  Exchange
Commission   such indemnification  is against
public policy as expressed in
the Securities Act and is,  therefore,
unenforceable. In the event that a claim for indemnification against such liabilities
(other  that the payment by
registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by  controlling  precedent,
submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes:  (1) To file, during
any period in which offers
or sales are being made, a post-effective
amendment to this registration
statement to: (i) include any  prospectus  required
by Section  10(a)(3) of the
Securities Act;  (ii)  reflect  in the  prospectus
any facts or events  arising
after the effective date of the registration
statement (or the most recent
post-effective amendment  thereof)  which,
individually  or in  the
aggregate,  represents  a fundamental  change in
the information set forth in
the registration  statement; and  (iii)  include
any  material  information  with
respect  to the  plan  of distribution  not
previously  disclosed  in the
registration  statement or any material change to
such  information in the
Registration  Statement,  including, but not
limited to, any  addition  or
deletion of a managing  underwriter.  (2) That, for
the purpose of
determining  any liability  under the Securities
Act, each post-effective
amendment to the registration  statement shall be
deemed to be a new
registration  statement  relating to the securities
offered therein and the
offering of such  securities  at that time shall be
deemed to be the initial
bona fide  offering  thereof.  (3) To  remove  from
 registration  by means of a
post-effective  amendment any of the securities
being  registered  which
remain unsold  at the  termination  of the
offering.  (4) To  deliver  or  cause
to be delivered with the prospectus,  to each
person to whom the prospectus is
sent or given,  the latest annual  report to
security  holders that is
incorporated  by reference  in  the  prospectus
and  furnished   pursuant  to
and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the
Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's  annual report
pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Boucherville, Quebec, Canada, on the 23rd day of September, 1999.


Forestry International, Inc.
(Registrant)


By:  /s/ Louis Turp
       --------------------------------
        Chief Executive Officer

By: /s/ Richard Jamieson
      ---------------------------------
         Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Louis Turp
-----------------------
Director


Date: September 23, 1999

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create an implication that there has not been a change in the affairs of the Company since the date hereof.






















FORM S-8  REGISTRATION  STATEMENT

EXHIBIT INDEX


The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


       Exhibit Number
in Registration Statement
Description
--------------------------
   ------------

                 5.
     Opinion of Counsel

               10.1
   Employment Agreement with Louis Turp

               23.
    Consent to Use of Opinion







































EXHIBIT 5


Opinion of Counsel


Patrick J. Tobin
Attorney at Law
4251 Kipling, Suite 560
Wheat Ridge, Colorado 80033
(303) 432-2717


September 23, 1999


Forestry International, Inc.
1205 Ampere Street, Suite 206
Boucherville, Quebec, Canada  J4B 7M6

RE: Registration on Form S-8

Gentlemen:

As counsel for Forestry International, Inc., a
Colorado corporation, (the
"Company"), I am furnishing this opinion to you in compliance with the referenced matter, and am familiar with the Company's articles of incorporation and its corporate powers, franchises and other rights under which it carries on its business. I am also familiar with the Company's Bylaws, minute book and other corporate records. For the purpose of the opinions expressed below, I have examined, among other things, the registration statement on Form S-8 and
Amendment No.1 to the registration statement on Form S-8, to be filed in regards of the above offering (the "Registration
Statement"), and have
supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration
Statement and, as contemplated
thereby, the authorization and issuance of the shares of common stock to be issued thereunder. In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records and all such other instruments, documents and certificates of public officials, officers and representatives of the
Company and other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

Moreover, I have with your approval relied as to factual matters stated therein on the certificates of public officials, and I have assumed, but not independently verified, that the signatures on all documents which I have examined are genuine and that the persons signing such had the capacity to do so. This opinion further expressly assumes that the shares covered by the Registration Statement will be issued in conformity with the terms and conditions applicable thereto. Based upon and subject to the forgoing, I am of the opinion that the issuance and sale of the stock in this offering have been duly and validly authorized and upon delivery to the shareholders in accordance with the terms and conditions of the exhibits to the Form S-8 will have been duly authorized, validly issued, fully paid for and nonassessable.

I am admitted to practice before the Bar of the State of Colorado only, I am not admitted to practice in any other jurisdiction in which the Company may own property or transact business.My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and are believed to be correct, but I have not directly obtained legal opinion as to such matters from attorneys licensed in such other jurisdictions. My opinions are qualified to the extent that the enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific enforcement or of injunctive relieve is subject to the discretion of the court before which any proceeding thereof may be brought.

This opinion is furnished by me to you as counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, other than as set forth in my consent to the use of the same in the Form S-8.



                                  Very truly yours




                                  /s/ Patrick J.
Tobin

                                  Patrick J. Tobin







































EXHIBIT 10.1



Contract  - Louis Turp



EMPLOYMENT AGREEMENT


This Employment Agreement is made and entered into to be effective as of
January1, 1998 and is by and between Louis Turp
("Employee") and Forestry
International, Inc. (the "Company").


Employee is willing and able to provide various valuable services for and on behalf of the Company in connection with the business of the Company. The
Company desires to retain the Employee as its President and Chief Executive
Officer to act on behalf of the Company and Employee desires to be retained in that capacity upon the terms and conditions hereinafter set forth.


In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1. Services. The Company hereby retains Employee to serve as its President and Chief Executive Officer for the calender year
1998.  Employee hereby
accepts and agrees to such retention for the stated term. Employee shall render to the Company services of such nature as are necessary to provide for the executive management of the Company.

2.  Time, Place and Manner of Performance.
Employee shall render his
services at reasonable and convenient times and places. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Employee to any specific service, shall be determined in the sole discretion of Employee.

3.  Term of Agreement.  This Agreement shall begin
January 1, 1998 and
shall terminate on December 31, 1998.
Notwithstanding the term of this
Agreement, it is understood that the Employee is continuing in the capacity of an Officer and Director prior to the commencement of the Term herein stated and that until his resignation from office or his termination by the board of directors he may continue beyond the termination date of this
Agreement.

4.  Compensation.  The Company agrees to pay
Employee a salary in the
amount of $75,000 for the services performed during the Term of the
Agreement. At the option of Employee, Employee may elect to take up to
$50,000 of this amount in shares of the free trading common stock of the
Company to be registered under a Form S-8 in accordance with the terms and conditions set forth under the Securities Act of 1933, as amended. The parties have agreed that the fair market value of this stock, after considering the financial condition of the Company, as well as the trading market for the stock, is $.10 per share. This option is not transferrable by Employee.
The Employee shall be entitled to exercise his option to have the shares issued on October 1, 1998. The remaining
$25,000.00, U.S., portion of the
salary not received as stock as provided above shall be payable at such time as the board of directors determines that the Company has adequate capital or other sources of cash to pay the salary and will be carried as deferred salary on the books of the Company.

5. Expenses. The Company shall reimburse Employee on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Employee, or any of his subcontractors, on behalf of the Company in connection with the performance of the services pursuant to this agreement. Expenses and disbursements in excess of $100 shall have the Company's prior approval.


6. Disclosure of Information. Employee recognizes and acknowledges that
Employee has and will have access to certain confidential information of the
Company and its affiliates that are valuable, special and unique assets and property of the Company and such affiliates.
Employee will not, during or
after the term of this agreement, disclose, without the prior written consent or authorization of the Company, any such information to any person, except to authorized representatives of Employee or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, the Company agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.


7. Non-Exclusive Employment. Employee shall be free to perform services for other persons during the term of this agreement, provided, however, that it is expected that Employee will devote substantially all of his time to the affairs of the Company and in the event that he does not so devote his time his compensation as agreed to herein shall be subject to modification to reflect the actual time spent by the Employee.
Employee will notify the
Company of the performance of services for any other person which would conflict with the obligations of this agreement.
Upon receiving such notice,
the Company may terminate this agreement or consent to Employee's outside services. Failure to terminate this agreement shall constitute the Company's ongoing consent to Employee's outside consulting activities.


8. Miscellaneous Provisions. (a) Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party. (b)
Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c)
Assignment.  This
agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law.
It is the intention of the
parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.
(e) Severability.  All
agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This
Agreement constitutes and
embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.


IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above written.



Employee:
The Company:




        FORESTRY INTERNATIONAL, INC.



       /s/ Louis R. Turp
By:         /s/ Louis R. Turp
              Louis R. Turp
        Louis R. Turp. President




























EXHIBIT 23



Consent to Use of Opinion



Patrick J. Tobin
Attorney at Law
4251 Kipling, Suite 560
Wheat Ridge, Colorado 80033
(303) 432-2717

----------------------------------------------------
---------------------------




September 23, 1999



Board of Directors
Forestry International, Inc.
1205 Ampere Street, Suite 206
Boucherville, Quebec, Canada, J4B 7M6


RE: Registration on Form S-8

Gentlemen:

Please allow this letter to serve as my consent to the filing of, and reference in this prospectus to, my opinion in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned at the above address.


Sincerely,


/s/ Patrick J. Tobin
Patrick J. Tobin